UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 9, 2004
Date of Report (Date of Earliest Event Reported)

FTD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-113807	13-3711271
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3113 Woodcreek Drive Downers Grove, Illinois 60515-5420
(Address of principal executive offices, including zip code)

(630) 719-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Appointment of Principal Officers.

On September 9, 2004, FTD, Inc. (the “Company” or the “Registrant”) issued a press release announcing that Carrie Wolfe, age 33, has returned to the Company as the Chief Financial Officer (CFO).  Ms. Wolfe plans to participate in the equity plans of Mercury Man Holdings Corporation, the Registrant’s parent company.

Ms. Wolfe joined the Company in 1999 as the Controller and Vice President of Finance and Accounting of its direct subsidiary, FTD.COM.  In June 2001, Ms. Wolfe was named CFO of FTD.COM and in 2002, became the CFO of the Company.  Ms. Wolfe left her full-time role with the Company in April 2004 and received a severance payment.

Ms. Wolfe was Director of Finance and Director of Financial Reporting, as well as serving in various other capacities, at Whitman Corporation, from October 1995 to November 1999.  From June 1992 to September 1995, she worked in the auditing group at Price Waterhouse (now PricewaterhouseCoopers LLP), an independent public accounting firm.  Ms. Wolfe received a Bachelor of Science in Accounting from the University of Illinois in 1992 and is a Certified Public Accountant.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1            FTD, Inc. press release, dated September 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FTD, Inc.

/S/ JANDY N. TOMY
Jandy N. Tomy
VP. Controller & Treasurer

Date: September 10, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	FTD, Inc press release, dated September 9, 2004.